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                                LOCK-UP AGREEMENT

         In order to induce USA Technologies, Inc., a Pennsylvania corporation ("USTT"), to issue to George R. Jensen, Jr. ("Jensen"), 10,500,000 shares of Common Stock of USTT (hereinafter, the "USTT Common Stock") pursuant to the Fifth Amendment to the Employment and Non-Competition Agreement dated of even date herewith between USTT and Jensen (the "Employment Agreement"), Jensen represents and agrees as follows:

         1. Lock-Up Agreement

              a. Lock-Up Period. The lock-up period shall begin on the date hereof (July 16, 2003) and remain in effect so long as Jensen shall own the USTT Common Stock (the "Lock-Up Period"). During the Lock-Up Period, the USTT Common Stock may only be transferred by Jensen in accordance with this Agreement. In this regard, during the Lock-Up Period:

              (i) Jensen agrees not to (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any USTT Common Stock or any securities convertible into or exercisable or exchangeable for the USTT Common Stock, or (y) enter into swap or other arrangements that transfers all or a portion of the economic consequences associated with the ownership of any USTT Common Stock (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of USTT Common Stock, in cash or otherwise), provided that Jensen shall be permitted to transfer the USTT Common Stock to a Permitted Transferee (as defined below), provided further that such transferee shall agree in writing to be bound by the provisions hereof and that such transfer shall be in accordance with all applicable securities laws; and

              (ii) Jensen authorizes USTT to cause the transfer agent to decline transfer and/or to note stop transfer restrictions on the transfer books and records of USTT with respect to any USTT Common Stock for which Jensen is a record holder, and, in the case of such shares or securities for which Jensen is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline transfer and/or to note stop transfer restrictions on the transfer books and records of USTT with respect to such shares.


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              b. Expiration of Lock-Up Period.  Notwithstanding the restrictions of Section 1.a hereof, the Lock-Up Period shall expire and terminate immediately in connection with 2,500,000 shares of the USTT Common Stock on the one year anniversary of the date hereof (i.e.,July 16, 2004), and shall expire and terminate immediately in connection with 8,000,000 shares of the USTT Common Stock on the two year anniversary of the date hereof (i.e.,July 16, 2005).

              c. Permitted Transferee. For the purposes hereof, the term Permitted Transferee shall mean any of the following: a member of Jensen's immediate family; a trust, the beneficiary of which is Jensen or Jensen's immediate family; or a person to whom the USTT Common Stock is transferred from Jensen by will or the laws of descent and distribution.

         2. Legend.

         Jensen understands that all certificates representing USTT Common Stock shall bear a legend substantially in the form set forth below:

                  "The shares represented by this certificate may be subject to certain restrictions by the terms of a certain Lock-Up Agreement entered into by the initial holder hereof, a copy of which agreement may be inspected by the holder of this certificate at the principal office of the corporation, or furnished by the corporation to the holder of this certificate upon written request without charge."

         3. Miscellaneous.

              a. This Agreement shall be governed in accordance with the laws of the Commonwealth of Pennsylvania.

              b. This agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

              c. The undersigned has carefully read this Agreement and discussed its requirements to the extent the undersigned believed necessary with the undersigned's counsel.


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              d. For all purposes  hereof,  the term "USTT  Common  Stock" shall only include and mean the shares of USTT Common Stock issued to the Jensen by USTT as a result of the Employment Agreement, and the restrictions of this Agreement shall only apply to those 10,500,000 shares and not to any other shares of Common Stock whatsoever held by Jensen at any time (whether prior to or after the date hereof).


Dated: July 16, 2003


                                            /s/ George R. Jensen, Jr.
                                            ------------------------------
                                            GEORGE R. JENSEN, JR.